Exhibit 23


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Regency Health Services, Inc.:

As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's previously filed Registration Statements File Nos. 33-77732, 33-55930, 33-53554 and 333-7173.



Orange County, California                          ARHTUR ANDERSEN LLP
February 14, 1997